EXHIBIT 23.1

CONSENT OF BKD, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3) and the related Prospectus pertaining to the Simmons First National Corporation Dividend Reinvestment Plan of our report dated January 29, 2004, with respect to the consolidated financial statements of Simons First National Corporation included by reference in its Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ BKD, LLP

Pine Bluff, Arkansas
July 9, 2004